As filed with the Securities and Exchange Commission on December 21, 2004

Registration No. 333-115695

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SIRIUS SATELLITE RADIO INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1700207 (I.R.S. Employer Identification Number)

1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas
New York, New York 10020
(212) 584-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gary L. Sellers
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. The selling securityholders may not sell these securities or accept any offer to buy these securities until the post-effective amendment to the registration statement, of which this prospectus supplement forms a part, filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2004

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 13, 2004)

$300,000,000

2 1⁄2% Convertible Notes due 2009

      This prospectus supplement relates to resales of our 2 1⁄2% Convertible Notes due 2009 issued in private offerings and 68,027,220 shares of our common stock issuable upon conversion of the notes, plus an indeterminate number of additional shares of common stock that may be issued from time to time upon conversion of the notes as a result of antidilution adjustments, in circumstances described in the prospectus to which this prospectus supplement refers.

      This prospectus supplement to our prospectus dated August 13, 2004 contains additional information about the selling securityholders.

      You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement updates information in the prospectus and, accordingly, to the extent inconsistent, the information in this prospectus supplement supercedes the information contained in the prospectus.

      Investing in the securities offered in the prospectus involves risk. See “Risk Factors” beginning on page 4 of the prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

      The date of this Prospectus Supplement is December    , 2004

Explanatory Note

      The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to amend and restate the text and table under the caption “Selling Securityholders” in the prospectus dated August 13, 2004 to add the names and respective holdings of selling securityholders who have requested inclusion in such prospectus since the effective date of the Registration Statement. This information is provided in the prospectus supplement included in this Post-Effective Amendment No. 2.

      You may find a copy of the prospectus dated August 13, 2004 that is a part of this Registration Statement in our filing of Amendment No. 1 to this Registration Statement dated August 13, 2004.

      As used in this prospectus supplement, the terms “Sirius,” “company,” “we,” “our,” “ours,” and “us” refer to Sirius Satellite Radio Inc., except where the context otherwise requires or as otherwise indicated. When we refer to “common stock” throughout this prospectus supplement, we include all rights attaching to our common stock under any stockholder rights plan then in effect.

      You should rely only on the information contained in this prospectus supplement and the prospectus to which it refers. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the prospectus to which it refers is accurate only as of their respective dates.

WHERE YOU CAN FIND MORE INFORMATION

      We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

      Our common stock is listed on the Nasdaq National Market under the symbol “SIRI.” Our reports, proxy statements and other information may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      This prospectus supplement is part of a Registration Statement on Form S-3 that we filed with the SEC. This prospectus supplement incorporates by reference important business and financial information that we file with the SEC and that we are not including in or delivering with this prospectus supplement. Incorporated documents are considered part of this prospectus supplement, and we can disclose the important information to you by referring you to those documents.

      We incorporate by reference the documents listed below (excluding any information furnished pursuant to Item 9 or Item 12 on any Current Report on Form 8-K) to the extent they have been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2003;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	our Current Reports on Form 8-K dated January 15, 2004, January 27, 2004, January 28, 2004, February 12, 2004, April 6, 2004, April 21, 2004, June 30, 2004, July 21, 2004, October 6, 2004, October 13, 2004, October 27, 2004 and November 19, 2004; and

•	the description of our common stock as set forth in our Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

      We also incorporate by reference all documents to the extent they have been filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 9 or Item 12 on any Current Report on Form 8-K) after the date of this prospectus supplement and until such time as the selling securityholders have sold all the notes or common stock issuable upon conversion of the notes. Information in this prospectus supplement supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus supplement and the incorporated documents.

      We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary
Sirius Satellite Radio Inc.
1221 Avenue of the Americas, 36th Floor
New York, New York 10020
(212) 584-5100

      The information appearing under the section entitled “Selling Securityholders” in the prospectus is amended and restated by the infomation appearing below.

SELLING SECURITYHOLDERS

      The notes were originally issued to Morgan Stanley & Co. Incorporated, as initial purchaser, in private offerings on February 20, 2004 and March 31, 2004. The initial purchaser has advised us that the notes were resold in transactions exempt from the registration requirements of the Securities Act to “qualified institutional buyers,” as defined by Rule 144A under the Securities Act. Selling securityholders, including their transferees, pledgees, donees or successors, may from time to time offer and sell pursuant to this prospectus supplement any or all of the notes and the common stock into which the notes are convertible.

      The table below sets forth information with respect to the selling securityholders, the principal amount of the notes and the number of shares of common stock into which the notes are convertible beneficially owned by each selling securityholder that may be offered pursuant to this prospectus supplement. None of the selling securityholders has had within the past three years any material relationship with us or any of our affiliates.

      We have prepared the table based on information given to us by, or on behalf of, the selling securityholders on or before December 20, 2004. Because the selling securityholders may offer, pursuant to this prospectus supplement, all or some portion of the notes or common stock listed below, no estimate can be given as to the amount of notes or common stock that will be held by the selling securityholders upon consummation of any sales. In addition, the selling securityholders listed in the table may have sold, transferred or otherwise disposed of, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes since the date as of which the information in the table is presented.

      Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in prospectus supplements if and when necessary.

Selling Securityholder	Original Principal Amount of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Number of Shares of Common Stock that May be Sold(1)	Percentage of Common Stock Outstanding(2)(3)

AG Domestic Convertibles, L.P.	$4,500,000	1.50%	1,020,408.3000	*
AG Offshore Convertibles, Ltd.	$10,500,000	3.50%	2,380,952.7000	*
Akanthos Arbitrage Master Fund, L.P.	$12,500,000	4.17%	2,834,467.5000	*
Aristeia International Limited	$9,610,000	3.20%	2,179,138.6140	*
Aristeia Trading LLC	$1,890,000	*	428,571.4860	*
Banc of America Securities LLC	$2,500,000	*	566,893.5000	*
Bank of New York	$15,000	*	3,401.3610	*
Canyon Capital Arbitrage Master Fund, Ltd.	$4,800,000	1.60%	1,088,435.5200	*

(table continued on next page)

(table continued from previous page)

Selling Securityholder	Original Principal Amount of Notes Beneficially Owned and Offered	Percentage of Notes Outstanding	Number of Shares of Common Stock that May be Sold(1)	Percentage of Common Stock Outstanding(2)(3)

Canyon Value Realization Fund, L.P.	$2,400,000	*	544,217.7600	*
Canyon Value Realization Mac 18, Ltd. (RMF)	$960,000	*	217,687.1040	*
Context Convertible Arbitrage Fund, L.P.	$4,700,000	1.57%	1,065,759.7800	*
Context Convertible Arbitrage Offshore, LTD	$10,900,000	3.63%	2,471,655.6600	*
DBAG London	$1,434,000	*	325,170.1116	*
Deutsche Bank Securities Inc.	$6,020,000	2.01%	1,365,079.5480	*
DKR Saturn Event Driven Holding Fund Ltd.	$15,750,000	5.25%	3,571,429.0500	*
DKR Saturn Holding Fund Ltd.	$15,750,000	5.25%	3,571,429.0500	*
DKR SoundShore Strategic Holding Fund Ltd.	$2,500,000	*	566,893.5000	*
First Albany Capital, Inc.	$750,000	*	170,068.0500	*
Geode U.S. Convertible Arbitrage Fund, a segregated account of Geode Capital Master Fund Ltd.	$4,000,000	1.33%	907,029.6000	*
Goldman Sachs & Co.	$5,000,000	1.67%	1,133,787.0000	*
Grace Convertible Arbitrage Fund, Ltd.	$6,500,000	2.17%	1,473,923.1000	*
Hamilton Multi-Strategy Master Fund, LP	$8,853,000	2.95%	2,007,483.2622	*
Harbert Convertible Arbitrage Master Fund, Ltd.	$23,000,000	7.67%	5,215,420.2000	*
Harbert Convertible Arbitrage Master Fund II, Ltd.	$2,500,000	*	566,893.5000	*
Hourglass Master Fund, Ltd.	$7,650,000	2.55%	1,734,694.1100	*
JMG Capital Partners, L.P.	$1,500,000	*	340,136.1000	*
JMG Triton Offshore Fund, Ltd.	$36,200,000	12.07%	8,208,617.8800	*
J.P. Morgan Securities Inc.	$5,000,000	1.67%	1,133,787.0000	*
LDG Limited	$316,000	*	71,655.3384	*
Lehman Brothers, Inc.	$7,000,000	2.33%	1,587,301.8000	*
Lexington Vantage Fund c/o TQA Investors, LLC	$75,000	*	17,006.8050	*
Lighthouse Multi-Strategy Master Fund LP	$25,000	*	5,668.9350	*
Lyxor/Context Fund LTD	$1,600,000	*	362,811.8400	*
Lyxor/Quest Fund Ltd	$125,000	*	28,344.6750	*
ManMAC 2 Limited	$8,147,000	2.72%	1,847,392.5378	*
Mainstay Convertible Fund	$890,000	*	201,814.0860	*
Morgan Stanley & Co. Incorporated	$44,975,000	14.99%	10,198,414.0650	*
National Bank of Canada	$1,200,000	*	272,108.8800	*
New York Life Insurance Company (Post 82)	$1,665,000	*	377,551.0710	*
New York Life Insurance Company (Pre 82)	$755,000	*	171,201.8370	*

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(table continued from previous page)

Selling Securityholder	Original Principal Amount of Notes Beneficially Owned and Offered		Percentage of Notes Outstanding		Number of Shares of Common Stock that May be Sold(1)	Percentage of Common Stock Outstanding(2)(3)
Nisswa Master Fund Ltd.	$10,500,000		3.50%		2,380,952.7000	*
PFPC Trust Company	$250,000		*		56,689.3500	*
Quest Global Convertible Fund Ltd.	$350,000		*		79,365.0900	*
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	$6,500,000		2.17%		1,473,923.1000	*
Ritchie Beech Trading, Ltd.	$1,350,000		*		306,122.4900	*
Royal Bank of Canada (Norshield)	$1,000,000		*		226,757.4000	*
SG Americas Securities, LLC	$2,000,000		*		453,514.8000	*
Sphinx Fund c/o TQA Investors, LLC	$214,000		*		48,526.0836	*
Sunrise Partners Limited Partnership	$12,000,000		4.00%		2,721,088.8000	*
The Animi Master Fund, Ltd.	$7,000,000		2.33%		1,587,301.8000	*
The Canyon Value Realization Fund (Cayman), Ltd.	$6,410,000		2.14%		1,453,514.9340	*
TQA Master Fund Ltd.	$3,075,000		1.03%		697,279.0050	*
TQA Master Plus Fund Ltd.	$4,765,000		1.59%		1,080,499.0110	*
Tribeca Investments Ltd.	$8,000,000		2.67%		1,814,059.2000	*
United Missouri Bank (UMB Bank)	$25,000		*		5,668.9350	*
Univest Convertible Arbitrage Fund II LTD (Norshield)	$600,000		*		136,054.4400	*
US Bancorp	$1,685,000		*		382,086.2190	*
Vanguard Convertible Securities Fund, Inc.	$3,000,000		1.00%		680,272.2000	*
Wachovia Securities Intl Ltd	$11,000,000		3.67%		2,494,331.4000
Wells Fargo	$25,000		*		5,668.9350	*
Xavex Convertible Arbitrage 7 Fund c/o TQA Investors, LLC	$900,000		*		204,081.6600	*
Zurich Institutional Benchmarks Master Fund Ltd. c/o TQA Investors, LLC	$655,000		*		148,526.0970	*
Total	$300,000,000	(4)	100.00%	(4)	68,027,220.000	5.39%

*	Less than 1%.
(1)	Assumes conversion of all of the holder's notes at a conversion rate of 226.7574 shares of common stock per $1,000 principal amount of the notes. This conversion rate is subject to adjustment as described under “Description of Notes—Conversion of Notes” in the prospectus dated August 13, 2004. As a result, the number of shares of common stock issuable upon conversion of the notes may increase in the future. Excludes shares of common stock that may be issued by us upon the repurchase of the notes and fractional shares. Holders will receive a cash adjustment for any fractional share amount resulting from conversion of the notes, as described under “Description of Notes—Conversion of Notes” in the prospectus dated August 13, 2004.
(2)	Calculated based on 1,263,116,089 shares of common stock outstanding as of November 5, 2004. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.
(3)	Assumes that all holders of notes, or any future transferees, pledgees, donees or successors of or from such holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rate.
(footnotes continued on next page)

(footnotes continued from previous page)
(4)	The figures in this column are based on information supplied to us as of December 20, 2004 by the selling securityholders named in the table. As of that date, these selling securityholders had supplied us with information indicating that, collectively, they owned more than $300,000,000 aggregate principal amount of notes, reflecting, we believe, that one or more selling securityholders supplied us with information for inclusion in the table and then sold their notes in transactions exempt from the registration requirements of the Securities Act to persons who also supplied us with information with respect to the same notes. However, since neither this prospectus supplement nor the registration statement of which this prospectus supplement forms a part would be applicable to any notes after they have been publicly sold using this prospectus supplement or the registration statement of which this prospectus supplement forms a part, no more than $300,000,000 aggregate principal amount of notes could be sold using this prospectus supplement or the registration statement of which this prospectus supplement forms a part and, accordingly, the $300,000,000 total in this column represents the maximum principal amount of notes that could be sold under this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the various expenses payable by the registrant in connection with the issuance and distribution of the notes and underlying common stock being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the SEC registration fee. All of such expenses are being borne by the registrant.

SEC Registration Fee	$38,010
Printing and Engraving Expenses	$50,000
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$50,000
Miscellaneous Expenses	$36,990

Total	$250,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the DGCL permits each Delaware business corporation to indemnify its directors, officers, employees and agents against liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article VII of our Amended and Restated By-Laws provides that we, to the full extent permitted by Section 145 of the DGCL, shall indemnify all of our past and present directors and may indemnify all of our past or present employees or other agents. To the extent that a director, officer, employee or agent of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified by us against actually and reasonably incurred expenses in connection therewith. Such expenses may be paid by us in advance of the final disposition of the action upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

      As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation provides that no director shall be liable to us for monetary damages for breach of fiduciary duty as a director, except for liability:

(i)	for any breach of the director's duty of loyalty to us or our stockholders;
(ii)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii)	for the unlawful payment of dividends on or redemption of our capital stock; or
(iv)	for any transaction from which the director derived an improper personal benefit.

      We have obtained a policy insuring us and our directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 16. Exhibits

Exhibit Number	Description
4.1	Form of certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 33-74782) (the “S-1 Registration Statement”)).

Exhibit Number	Description
4.2.1	Rights Agreement, dated as of October 22, 1997 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 1 to the Form 8-A).
4.2.2	Form of Right Certificate (incorporated by reference to Exhibit B to Exhibit 1 to the Form 8-A).
4.2.3	Amendment to the Rights Agreement dated as of October 13, 1998 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated October 13, 1998).
4.2.4	Amendment to the Rights Agreement dated as of November 13, 1998 (incorporated by reference to Exhibit 99.7 to the Company's Current Report on Form 8-K dated November 17, 1998).
4.2.5	Amended and Restated Amendment to the Rights Agreement dated as of December 22, 1998 (incorporated by reference to Exhibit 6 to Amendment No. 1 to the Form 8-A filed on January 6, 1999).
4.2.6	Amendment to the Rights Agreement dated as of June 11, 1999 (incorporated by reference to Exhibit 4.1.8 to the Company's Registration Statement on Form S-4 (File No. 333-82303) (the “1999 Units Registration Statement”)).
4.2.7	Amendment to the Rights Agreement dated as of September 29, 1999 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 13, 1999).
4.2.8	Amendment to the Rights Agreement dated as of December 23, 1999 (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K filed on December 29, 1999).
4.2.9	Amendment to the Rights Agreement dated as of January 28, 2000 (incorporated by reference to Exhibit 4.6.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the “1999 Form 10-K”)).
4.2.10	Amendment to the Rights Agreement dated as of August 7, 2000 (incorporated by reference to Exhibit 4.6.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).
4.2.11	Amendment to the Rights Agreement dated as of January 8, 2002 (incorporated by reference to Exhibit 4.6.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 Form 10-K”)).
4.2.12	Amendment to the Rights Agreement dated as of October 22, 2002 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 24, 2002).
4.2.13	Amendment to the Rights Agreement dated as of March 6, 2003 (incorporated by reference to Exhibit 4.2.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.2.14	Amendment to the Rights Agreement dated as of March 31, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 31, 2003).
4.2.15	Amendment to the Rights Agreement dated as of July 30, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 30, 2003).
4.2.16	Amendment to the Rights Agreement dated as of January 14, 2004 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated January 15, 2004).

Exhibit Number	Description
4.2.17	Amendment to the Rights Agreement dated as of June 30, 2004 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated June 30, 2004).
4.3	Indenture, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as trustee, relating to the Company's 15% Senior Secured Discount Notes due 2007 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-34769) (the “1997 Units Registration Statement”)).
4.4	Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee, relating to the Company's 15% Senior Secured Discount Notes due 2007 (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.5	Form of 15% Senior Secured Discount Note due 2007 (incorporated by reference to Exhibit 4.2 to the 1997 Units Registration Statement).
4.6	Warrant Agreement, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.3 to the 1997 Units Registration Statement).
4.7	Form of Warrant (incorporated by reference to Exhibit 4.4 to the 1997 Units Registration Statement).
4.8	Form of Common Stock Purchase Warrant granted by the Company to Everest Capital Master Fund, L.P. and to The Ravich Revocable Trust of 1989 (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).
4.9	Indenture, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as trustee, relating to the Company's 14 1⁄2% Senior Secured Notes due 2009 (incorporated by reference to Exhibit 4.4.2 to the 1999 Units Registration Statement).
4.10	Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York (as successor to United States Trust Company of New York), as trustee, relating to the Company's 14 1⁄2% Senior Secured Notes due 2009 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.11	Form of 14 1⁄2% Senior Secured Note due 2009 (incorporated by reference to Exhibit 4.4.3 to the 1999 Units Registration Statement).
4.12	Warrant Agreement, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as warrant agent (incorporated by reference to Exhibit 4.4.4 to the 1999 Units Registration Statement).
4.13	Indenture, dated as of September 29, 1999, between the Company and United States Trust Company of Texas, N.A., as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on October 13, 1999).
4.14	First Supplemental Indenture, dated as of September 29, 1999, between the Company and United States Trust Company of Texas, N.A., as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K filed on October 1, 1999).

Exhibit Number	Description
4.15	Second Supplemental Indenture, dated as of March 4, 2003, among the Company, The Bank of New York (as successor to United States Trust Company of Texas, N.A.), as resigning trustee, and HSBC Bank USA, as successor trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.16	Third Supplemental Indenture, dated as of March 7, 2003, between the Company and HSBC Bank USA, as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.17	Form of 8 3⁄4% Convertible Subordinated Note due 2009 (incorporated by reference to Article VII of Exhibit 4.01 to the Company's Current Report on Form 8-K filed on October 1, 1999).
4.18	Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated May 30, 2003).
4.19	Supplemental Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee, relating to the Company's 3 1⁄2% Convertible Notes due 2008 (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K dated May 30, 2003).
4.20	Second Supplemental Indenture, dated as of February 20, 2004, between the Company and The Bank of New York, as trustee, relating to the Company's 2 1⁄2% Convertible Notes due 2009 (incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).
4.21	Registration Rights Agreement, dated as of February 20, 2004, between the Company and Morgan Stanley & Co. Incorporated, as initial purchaser, relating to the Company's 2 1⁄2% Convertible Notes due 2009.*
4.22	Form of 2 1⁄2% Convertible Notes due 2009.*
4.23	Common Stock Purchase Warrant granted by the Company to DaimlerChrysler AG dated June 3, 2004 (incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.24	Common Stock Purchase Warrant granted by the Company to Ford Motor Company dated October 7, 2002 (incorporated by reference to Exhibit 4.16 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
4.25	Form of Series A Common Stock Purchase Warrant dated March 7, 2003 (incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.26	Form of Series B Common Stock Purchase Warrant dated March 7, 2003 (incorporated by reference to Exhibit 4.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.27	Form of Media-Based Incentive Warrant dated February 3, 2004 issued by the Company to NFL Enterprises LLC (incorporated by reference to Exhibit 4.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).
4.28	Bounty-Based Incentive Warrant dated February 3, 2004 issued by the Company to NFL Enterprises LLC (incorporated by reference to Exhibit 4.26 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).

Exhibit Number	Description
4.29	Amended and Restated Warrant Agreement, dated as of December 27, 2000, between the Company and United States Trust Company of New York, as warrant agent and escrow agent (incorporated by reference to Exhibit 4.27 to the Company's Registration Statement on Form S-3 (File No. 333-65602)).
4.30	Second Amended and Restated Pledge Agreement, dated as of March 7, 2001, among the Company, as pledgor, The Bank of New York, as trustee and collateral agent, United States Trust Company of New York, as trustee, and Lehman Commercial Paper Inc., as administrative agent (incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.31	Collateral Agreement, dated as of March 7, 2001, between the Company, as borrower, and The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.26 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.32	Amended and Restated Intercreditor Agreement, dated as of March 7, 2001, by and between The Bank of New York, as trustee and collateral agent, United States Trust Company of New York, as trustee, and Lehman Commercial Paper Inc., as administrative agent (incorporated by reference to Exhibit 4.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
5.1	Opinion of Simpson Thacher & Bartlett LLP re: legality.*
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Notice regarding Consent of Arthur Andersen LLP.*
23.3	Consent of Simpson Thacher & Bartlett LLP (included in opinion previously filed as Exhibit 5.1 to this Registration Statement).*
24.1	Power of Attorney.*
25.1	Statement of Eligibility and Qualification on Form T-1 of the Trustee to act as Trustee under the Indenture.*

* Filed previously.

Item 17. Undertakings.

A.	The undersigned registrant hereby undertakes:
	1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
		(i)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
		(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.
	2.	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 21, 2004.

SIRIUS SATELLITE RADIO INC.

By:	/s/ DAVID J. FREAR
David J. Frear Executive Vice President and Chief Financial Officer (Principal Financial Officer)

      Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MEL KARMAZIN Mel Karmazin	Chief Executive Officer (Principal Executive Officer)	December 21, 2004

* Joseph P. Clayton	Chairman of the Board of Directors and Director	December 21, 2004

/s/ DAVID J. FREAR David J. Frear	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 21, 2004

/s/ EDWARD WEBER, JR. Edward Weber, Jr.	Vice President and Controller (Principal Accounting Officer)	December 21, 2004

* Leon D. Black	Director	December 21, 2004

* Lawrence F. Gilberti	Director	December 21, 2004

* James P. Holden	Director	December 21, 2004

* Warren N. Lieberfarb	Director	December 21, 2004

* Michael J. McGuiness	Director	December 21, 2004

* James F. Mooney	Director	December 21, 2004

*By	/s/ PATRICK L. DONNELLY

Patrick L. Donnelly
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number			Description
4.1		—	Form of certificate for shares of Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-1 (File No. 33-74782) (the “S-1 Registration Statement”)).
4	.2.1	—	Rights Agreement, dated as of October 22, 1997 (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 1 to the Form 8-A).
4	.2.2	—	Form of Right Certificate (incorporated by reference to Exhibit B to Exhibit 1 to the Form 8-A).
4	.2.3	—	Amendment to the Rights Agreement dated as of October 13, 1998 (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated October 13, 1998).
4	.2.4	—	Amendment to the Rights Agreement dated as of November 13, 1998 (incorporated by reference to Exhibit 99.7 to the Company's Current Report on Form 8-K dated November 17, 1998).
4	.2.5	—	Amended and Restated Amendment to the Rights Agreement dated as of December 22, 1998 (incorporated by reference to Exhibit 6 to Amendment No. 1 to the Form 8-A filed on January 6, 1999).
4	.2.6	—	Amendment to the Rights Agreement dated as of June 11, 1999 (incorporated by reference to Exhibit 4.1.8 to the Company's Registration Statement on Form S-4 (File No. 333-82303) (the “1999 Units Registration Statement”)).
4	.2.7	—	Amendment to the Rights Agreement dated as of September 29, 1999 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 13, 1999).
4	.2.8	—	Amendment to the Rights Agreement dated as of December 23, 1999 (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K filed on December 29, 1999).
4	.2.9	—	Amendment to the Rights Agreement dated as of January 28, 2000 (incorporated by reference to Exhibit 4.6.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the “1999 Form 10-K”)).
4	.2.10	—	Amendment to the Rights Agreement dated as of August 7, 2000 (incorporated by reference to Exhibit 4.6.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).
4	.2.11	—	Amendment to the Rights Agreement dated as of January 8, 2002 (incorporated by reference to Exhibit 4.6.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the “2001 Form 10-K”)).
4	.2.12	—	Amendment to the Rights Agreement dated as of October 22, 2002 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed on October 24, 2002).
4	.2.13	—	Amendment to the Rights Agreement dated as of March 6, 2003 (incorporated by reference to Exhibit 4.2.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4	.2.14	—	Amendment to the Rights Agreement dated as of March 31, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated March 31, 2003).
4	.2.15	—	Amendment to the Rights Agreement dated as of July 30, 2003 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 30, 2003).

Exhibit Number			Description
4	.2.16	—	Amendment to the Rights Agreement dated as of January 14, 2004 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated January 15, 2004).
4	.2.17	—	Amendment to Rights Agreement dated as of June 30, 2004 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated June 30, 2004).
4.3		—	Indenture, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as trustee, relating to the Company's 15% Senior Secured Discount Notes due 2007 (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (File No. 333-34769) (the “1997 Units Registration Statement”)).
4.4		—	Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York (as successor to IBJ Schroder Bank & Trust Company), as trustee, relating to the Company's 15% Senior Secured Discount Notes due 2007 (incorporated by reference to Exhibit 4.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.5		—	Form of 15% Senior Secured Discount Note due 2007 (incorporated by reference to Exhibit 4.2 to the 1997 Units Registration Statement).
4.6		—	Warrant Agreement, dated as of November 26, 1997, between the Company and IBJ Schroder Bank & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.3 to the 1997 Units Registration Statement).
4.7		—	Form of Warrant (incorporated by reference to Exhibit 4.4 to the 1997 Units Registration Statement).
4.8		—	Form of Common Stock Purchase Warrant granted by the Company to Everest Capital Master Fund, L.P. and to The Ravich Revocable Trust of 1989 (incorporated by reference to Exhibit 4.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).
4.9		—	Indenture, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as trustee, relating to the Company's 14 1⁄2% Senior Secured Notes due 2009 (incorporated by reference to Exhibit 4.4.2 to the 1999 Units Registration Statement).
4.10		—	Supplemental Indenture, dated as of March 7, 2003, between the Company and The Bank of New York (as successor to United States Trust Company of New York), as trustee, relating to the Company's 14 1⁄2% Senior Secured Notes due 2009 (incorporated by reference to Exhibit 4.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.11		—	Form of 14 1⁄2% Senior Secured Note due 2009 (incorporated by reference to Exhibit 4.4.3 to the 1999 Units Registration Statement).
4.12		—	Warrant Agreement, dated as of May 15, 1999, between the Company and United States Trust Company of New York, as warrant agent (incorporated by reference to Exhibit 4.4.4 to the 1999 Units Registration Statement).
4.13		—	Indenture, dated as of September 29, 1999, between the Company and United States Trust Company of Texas, N.A., as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on October 13, 1999).
4.14		—	First Supplemental Indenture, dated as of September 29, 1999, between the Company and United States Trust Company of Texas, N.A., as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.01 to the Company's Current Report on Form 8-K filed on October 1, 1999).

Exhibit Number		Description
4.15	—	Second Supplemental Indenture, dated as of March 4, 2003, among the Company, The Bank of New York (as successor to United States Trust Company of Texas, N.A.), as resigning trustee, and HSBC Bank USA, as successor trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.16	—	Third Supplemental Indenture, dated as of March 7, 2003, between the Company and HSBC Bank USA, as trustee, relating to the Company's 8 3⁄4% Convertible Subordinated Notes due 2009 (incorporated by reference to Exhibit 4.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.17	—	Form of 8 3⁄4% Convertible Subordinated Note due 2009 (incorporated by reference to Article VII of Exhibit 4.01 to the Company's Current Report on Form 8-K filed on October 1, 1999).
4.18	—	Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated May 30, 2003).
4.19	—	Supplemental Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee, relating to the Company's 3 1⁄2% Convertible Notes due 2008 (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K dated May 30, 2003).
4.20	—	Second Supplemental Indenture, dated as of February 20, 2004, between the Company and The Bank of New York, as trustee, relating to the Company's 2 1⁄2% Convertible Notes due 2009 (incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).
4.21	—	Registration Rights Agreement, dated as of February 20, 2004, between the Company and Morgan Stanley & Co., Incorporated, as initial purchaser, relating to the Company's 2 1⁄2% Convertible Notes due 2009.*
4.22	—	Form of 2 1⁄2% Convertible Notes due 2009.*
4.23	—	Common Stock Purchase Warrant granted by the Company to DaimlerChrysler AG dated June 3, 2004 (incorporated by reference to Exhibit 4.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004).
4.24	—	Common Stock Purchase Warrant granted by the Company to Ford Motor Company dated October 7, 2002 (incorporated by reference to Exhibit 4.16 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).
4.25	—	Form of Series A Common Stock Purchase Warrant dated March 7, 2003 (incorporated by reference to Exhibit 4.20 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.26	—	Form of Series B Common Stock Purchase Warrant dated March 7, 2003 (incorporated by reference to Exhibit 4.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002).
4.27	—	Form of Media-Based Incentive Warrant dated February 3, 2004 issued by the Company to NFL Enterprises LLC (incorporated by reference to Exhibit 4.25 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).
4.28	—	Bounty-Based Incentive Warrant dated February 3, 2004 issued by the Company to NFL Enterprises LLC (incorporated by reference to Exhibit 4.26 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003).
4.29	—	Amended and Restated Warrant Agreement, dated as of December 27, 2000, between the Company and United States Trust Company of New York, as warrant agent and escrow agent (incorporated by reference to Exhibit 4.27 to the Company's Registration Statement on Form S-3 (File No. 333-65602)).

Exhibit Number		Description
4.30	—	Second Amended and Restated Pledge Agreement, dated as of March 7, 2001, among the Company, as pledgor, The Bank of New York, as trustee and collateral agent, United States Trust Company of New York, as trustee, and Lehman Commercial Paper Inc., as administrative agent (incorporated by reference to Exhibit 4.25 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.31	—	Collateral Agreement, dated as of March 7, 2001, between the Company, as borrower, and The Bank of New York, as collateral agent (incorporated by reference to Exhibit 4.26 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
4.32	—	Amended and Restated Intercreditor Agreement, dated as of March 7, 2001, by and between The Bank of New York, as trustee and collateral agent, United States Trust Company of New York, as trustee, and Lehman Commercial Paper Inc., as administrative agent (incorporated by reference to Exhibit 4.27 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001).
5.1	—	Opinion of Simpson Thacher & Bartlett LLP re: legality.*
12.1	—	Statement re: Computation of Ratio of Earnings to Fixed Charges.*
23.1	—	Consent of Ernst & Young LLP (filed herewith).
23.2	—	Notice regarding Consent of Arthur Andersen LLP.*
23.3	—	Consent of Simpson Thacher & Bartlett LLP (included in opinion previously filed as Exhibit 5.1 to this Registration Statement).*
24.1	—	Power of Attorney.*
25.1	—	Statement of Eligibility and Qualification on Form T-1 of the Trustee to act as Trustee under the Indenture.*

* Previously filed.

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      We consent to the reference to our firm under the caption “Experts”, in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3) and related prospectus of Sirius Satellite Radio Inc. for the resale of $300,000,000 aggregate principal amount of the 2 1⁄2% Convertible Notes due 2009 and the registration of 68,027,220 shares of common stock and to the incorporation by reference therein of our reports dated (i) January 23, 2004, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiary, and (ii) January 23, 2004, with respect to the balance sheet of Satellite CD Radio, Inc., both included in its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
December 21, 2004